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                                  EXHIBIT 21.1



                          ACKERLEY COMMUNICATIONS, INC.

                                  SUBSIDIARIES
                              AS OF MARCH 18, 1996




                       Ackerley Airport Advertising, Inc.

                       Ackerley Communications Group, Inc.

                                 KJR Radio, Inc.

                                    SSI, Inc.

                                TC Aviation, Inc.

                                  WIXT TV, Inc.